Exhibit 99.1

NEWS RELEASE
ENSCO INTERNATIONAL INCORPORATED

500 North Akard • Suite 4300 • Dallas, Texas 75201-3331 Tel: (214) 397-3000 • Fax: (214) 397-3370 • Web Site: www.enscous.com

ENSCO ANNOUNCES OFFICER PROMOTION

DALLAS, Texas, March 3, 2004 ... ENSCO International Incorporated (NYSE: ESV) announced that Jon C. Cole, formerly ENSCO's Vice President - Business Development and Marketing & Safety, Health and Environment, was promoted by the Company's Board of Directors to serve as Senior Vice President, retaining the aforesaid responsibilities, effective March 2, 2004. Mr. Cole continues to report to the Chief Executive Officer, Carl F. Thorne.

In relation to Mr. Cole's promotion, Mr. Thorne commented; "Although relatively a new addition, Jon has become an integral member of ENSCO's management team. We are confident that Jon will make a significant contribution to ENSCO's future success."

ENSCO, headquartered in Dallas, Texas, provides contract drilling services to the international petroleum industry.

Contact: Richard LeBlanc 214-397-3011

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